                   DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                      with

                       OppenheimerFunds Distributor, Inc.

                              For Class N Shares of

                        Oppenheimer Transition 2025 Fund

This  Distribution  and Service  Plan and  Agreement  (the "Plan") is dated as of the 14th day of February,  2008, by and between Oppenheimer  Transition 2025 Fund
(the "Fund"), and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The Plan.  This Plan is the Fund's  written  distribution  and service plan for Class N shares  of the Fund  (the  "Shares"),  designed  to  comply  with the provisions  of Rule  12b-1 as it may be  amended  from time to time (the  "Rule")
under the  Investment  Company  Act of 1940 (the "1940  Act"),  pursuant to which the Fund will  compensate  the  Distributor  for its services in connection  with the  distribution  of  Shares,  and  the  personal  service  and  maintenance  of shareholder  accounts  that  hold  Shares  ("Accounts").  The  Fund  may  act  as distributor  of  securities  of which it is the  issuer,  pursuant  to the  Rule, according  to the  terms of this  Plan.  The terms  and  provisions  of this Plan shall be interpreted  and defined in a manner  consistent with the provisions and definitions  contained  in (i) the 1940 Act,  (ii) the Rule,  (iii)  Rule 2830 of
the Conduct Rules of the National  Association  of Securities  Dealers,  Inc., or
any  applicable  amendment or successor to such rule (the "NASD  Conduct  Rules")
and (iv) any conditions  pertaining  either to  distribution-related  expenses or to a plan of  distribution  to which the Fund is subject under any order on which the  Fund  relies,  issued  at any  time  by the  U.S.  Securities  and  Exchange
Commission ("SEC").

2.    Definitions.  As used in this  Plan,  the  following  terms  shall have the following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which:  (i) has rendered  assistance  (whether direct,  administrative  or both) in the  distribution  of  Shares  or has  provided  administrative  support services  with  respect  to  Shares  held by  Customers  (defined  below)  of the
Recipient;  (ii) shall furnish the  Distributor (on behalf of the Fund) with such
information  as  the  Distributor   shall  reasonably   request  to  answer  such
questions  as may  arise  concerning  the  sale of  Shares;  and  (iii)  has been selected by the Distributor to receive payments under the Plan.

      (b)   "Independent  Trustees"  shall mean the  members of the Fund's  Board of  Trustees  who are not  "interested  persons"  (as defined in the 1940 Act) of the Fund and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"   shall  mean  such  brokerage  or  other   customers  or
investment  advisory  or other  clients of a  Recipient,  and/or  accounts  as to which such Recipient provides  administrative  support services or is a custodian or other fiduciary.

      (d)   "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares
owned   beneficially  or  of  record  by:  (i)  such  Recipient,   or  (ii)  such
Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for purposes of this Plan.  In the event that more than one  person  or entity  would  otherwise  qualify  as  Recipients  as to the same
Shares,  the  Recipient  which is the  dealer of record  on the  Fund's  books as determined  by the  Distributor  shall be deemed the  Recipient as to such Shares for purposes of this Plan.

3.    Payments for Distribution Assistance and Administrative Support Services.

      (a)   Payments to the  Distributor.  In  consideration of the payments made by the Fund to the  Distributor  under this Plan, the  Distributor  shall provide administrative  support  services  and  distribution  services to the Fund.  Such services  include  distribution  assistance and  administrative  support services rendered  in  connection  with  Shares  (1) sold in  purchase  transactions,  (2)
issued  in  exchange  for  shares of  another  investment  company  for which the
Distributor serves as distributor or  sub-distributor,  or (3) issued pursuant to a plan of  reorganization  to which the Fund is a party.  If the  Board  believes that the Distributor  may not be rendering  appropriate  distribution  assistance or  administrative  support services in connection with the sale of Shares,  then the  Distributor,  at the  request of the Board,  shall  provide the Board with a written report or other  information to verify that the  Distributor is providing appropriate  services in this regard.  For such services,  the Fund will make the following payments to the Distributor:

            (i)  Administrative  Support  Service Fees.  Within  forty-five  (45)
days of the end of each  calendar  quarter,  the Fund may  make  payments  in the aggregate  amount of up to  0.0625%  (0.25% on an  annual  basis) of the  average during  that  calendar  quarter of the  aggregate  net asset  value of the Shares computed as of the close of each business day (the "Service  Fee").  Such Service
Fee  payments  received  from  the  Fund  will  compensate  the  Distributor  for
providing   administrative   support  services  with  respect  to  Accounts.  The
administrative  support  services in connection  with  Accounts may include,  but shall not be limited to, the  administrative  support  services  that a Recipient may render as described in Section 3(b)(i) below.

            (ii)  Distribution   Assistance  Fees  (Asset-Based   Sales  Charge).
Within ten (10) days of the end of each  month,  the Fund will make  payments  in the  aggregate  amount  of up to  0.02083%  (0.25%  on an  annual  basis)  of the average  during the month of the aggregate net asset value of Shares  computed as of the  close  of each  business  day  (the  "Asset-Based  Sales  Charge").  Such
Asset-Based  Sales Charge  payments  received from the Fund will  compensate  the
Distributor  for providing  distribution  assistance in connection  with the sale of Shares.

            The   distribution   assistance   services  to  be  rendered  by  the
Distributor in connection  with the Shares may include,  but shall not be limited to, the following:  (i) paying sales commissions to any broker,  dealer,  bank or other person or entity that sells  Shares,  and/or  paying such persons  "Advance
Service  Fee  Payments"  (as  defined  below) in  advance  of,  and/or in amounts greater than,  the amount  provided for in Section 3(b) of this  Agreement;  (ii)
paying  compensation  to and expenses of personnel of the Distributor who support distribution  of Shares by  Recipients;  (iii)  obtaining  financing or providing such  financing from its own  resources,  or from an affiliate,  for the interest and other borrowing costs of the  Distributor's  unreimbursed  expenses  incurred in rendering  distribution  assistance and administrative support services to the
Fund;  and  (iv)  paying  other  direct  distribution  costs,  including  without limitation the costs of sales  literature,  advertising and  prospectuses  (other than  those  prospectuses  furnished  to current  holders  of the  Fund's  shares
("Shareholders")) and state "blue sky" registration expenses.

(b)   Payments to Recipients.  The  Distributor  is authorized  under the Plan to pay  Recipients  (1)  distribution  assistance  fees for  rendering  distribution assistance  in  connection  with the sale of Shares  and/or (2) service  fees for rendering  administrative support services with respect to Accounts.  However, no such  payments  shall be made to any  Recipient  for any  quarter  in  which  its
Qualified  Holdings  do not  equal or  exceed,  at the end of such  quarter,  the minimum  amount  ("Minimum  Qualified  Holdings"),  if any,  that may be set from time to time by a majority of the  Independent  Trustees.  All fee payments  made by the  Distributor  hereunder are subject to reduction or chargeback so that the aggregate  service fee  payments  and Advance  Service Fee Payments do not exceed the limits on payments  to  Recipients  that are, or may be,  imposed by the NASD
Conduct  Rules.  The  Distributor  may  make  Plan  payments  to any  "affiliated person"  (as  defined  in the 1940  Act) of the  Distributor  if such  affiliated person  qualifies  as a  Recipient  or retain such  payments  if the  Distributor qualifies as a Recipient.

            In  consideration  of  the  services  provided  by  Recipients,   the
Distributor may make the following payments to Recipients:

            (i)  Service  Fee.  In   consideration  of   administrative   support
services provided by a Recipient during a calendar  quarter,  the Distributor may make service fee payments to that Recipient  quarterly,  within  forty-five  (45)
days  of the  end of each  calendar  quarter,  at a rate  not to  exceed  0.0625%
(0.25% on an annual  basis) of the  average  during the  calendar  quarter of the aggregate  net asset value of Shares,  computed as of the close of each  business day,  constituting  Qualified  Holdings  owned  beneficially  or of record by the
Recipient or by its Customers  for a period of more than the minimum  period (the
"Minimum  Holding  Period"),  if  any,  that  may be set  from  time to time by a majority of the Independent Trustees.

            Alternatively,  the  Distributor  may, at its sole  option,  make the following  service fee payments to any  Recipient  quarterly,  within  forty-five
(45)  days  of the  end of  each  calendar  quarter:  (A)  "Advance  Service  Fee
Payments"  at a rate not to  exceed  0.25% of the  average  during  the  calendar quarter of the aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified Holdings,  sold by the Recipient  during that quarter and owned  beneficially or of record by the
Recipient  or by its  Customers,  plus (B) service fee  payments at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the average  during the  calendar quarter of the aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings  owned  beneficially  or of record by the  Recipient  or by its  Customers  for a period of more than one (1)
year.  At the  Distributor's  sole  option,  Advance  Service Fee Payments may be made  more  often  than  quarterly,  and  sooner  than  the  end of the  calendar quarter.  In the event  Shares  are  redeemed  less than one year  after the date such  Shares  were  sold,  the  Recipient  is  obligated  to and will  repay  the
Distributor  on demand a pro rata portion of such Advance  Service Fee  Payments, based on the ratio of the time such Shares were held to one (1) year.

            The  administrative  support services to be rendered by Recipients in connection  with the  Accounts  may  include,  but shall not be  limited  to, the following:  answering  routine  inquiries  concerning the Fund,  assisting in the establishment  and  maintenance  of  accounts  or  sub-accounts  in the  Fund and processing  Share  redemption  transactions,  making the Fund's  investment plans and dividend  payment  options  available,  and providing such other  information and services in  connection  with the rendering of personal  services  and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

            (ii)  Distribution   Assistance  Fee  (Asset-Based   Sales  Charge)
Payments.  Irrespective  of whichever  alternative  method of making  service fee payments to Recipients is selected by the  Distributor,  the Distributor  may, at its sole option,  make  distribution  assistance  fee payments to each  Recipient quarterly,  within  forty-five (45) days after the end of each calendar  quarter, at a rate not to  exceed  0.0625%  (0.25%  on an  annual  basis)  of the  average during the calendar  quarter of the aggregate net asset value of Shares  computed as of the  close of each  business  day  constituting  Qualified  Holdings  owned beneficially  or of  record by the  Recipient  or its  Customers  for a period of more than one (1) year.  Alternatively,  at its sole option,  the Distributor may make distribution  assistance fee payments to a Recipient quarterly,  at the rate described above, on Shares  constituting  Qualified  Holdings owned  beneficially or of record by the  Recipient  or its  Customers  without  regard to the  1-year holding period  described  above.  Distribution  assistance fee payments shall be made only to Recipients that are registered  with the SEC as a  broker-dealer  or are exempt from registration.

            The  distribution  assistance  to be  rendered by the  Recipients  in connection  with the sale of Shares may  include,  but shall not be  limited  to, the following:  distributing  sales literature and prospectuses  other than those
furnished  to  current  Shareholders,   providing   compensation  to  and  paying
expenses of personnel of the  Recipient  who support the  distribution  of Shares
by  the  Recipient,   and  providing  such  other  information  and  services  in connection  with the  distribution  of Shares as the  Distributor or the Fund may reasonably request.

      (c)   A majority of the  Independent  Trustees may at any time or from time to time (i) increase or decrease  the rate of fees to be paid to the  Distributor or to any  Recipient,  but not to exceed the rates set forth  above,  and/or (ii)
direct the Distributor to increase or decrease any Minimum  Holding  Period,  any maximum period set by a majority of the  Independent  Trustees  during which fees will be paid on Shares  constituting  Qualified Holdings owned beneficially or of record by a Recipient or by its Customers  (the  "Maximum  Holding  Period"),  or
Minimum  Qualified  Holdings.  The Distributor shall notify all Recipients of any
Minimum  Qualified  Holdings,  Maximum  Holding Period and Minimum Holding Period
that  are  established  and  the  rate  of  payments   hereunder   applicable  to
Recipients,  and shall provide each  Recipient  with written notice within thirty
(30) days after any change in these  provisions.  Inclusion of such provisions or a change in such  provisions  in a supplement  or amendment to or revision of the prospectus of the Fund shall constitute sufficient notice.

      (d)   The  Service  Fee and the  Asset-Based  Sales  Charge on  Shares  are
subject to reduction  or  elimination  under the limits to which the  Distributor is, or may become, subject under the NASD Conduct Rules.

      (e)   Under  the  Plan,  payments  may also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc.  ("OFI")  from  its  own  resources  (which  may  include profits  derived  from the advisory  fee it receives  from the Fund),  or (ii) by the Distributor (a subsidiary of OFI), from its own resources,  from  Asset-Based
Sales  Charge  payments or from the proceeds of its  borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are  intended  to  have  certain  rights  as  third-party beneficiaries  under this Plan,  subject to the  limitations  set forth below. It may  be  presumed  that a  Recipient  has  provided  distribution  assistance  or administrative  support services  qualifying for payment under the Plan if it has
Qualified  Holdings of Shares  that  entitle it to  payments  under the Plan.  If either the  Distributor or the Board believe that,  notwithstanding  the level of
Qualified  Holdings,  a Recipient may not be rendering  appropriate  distribution assistance  in  connection  with the sale of  Shares  or  administrative  support services for Accounts,  then the Distributor,  at the request of the Board, shall require  the  Recipient  to  provide a written  report  or other  information  to verify that said  Recipient  is  providing  appropriate  distribution  assistance and/or  services  in this  regard.  If the  Distributor  or the Board of Trustees still  is not  satisfied  after  the  receipt  of such  report,  either  may take appropriate  steps to terminate the  Recipient's  status as a Recipient under the
Plan,  whereupon such Recipient's rights as a third-party  beneficiary  hereunder shall  terminate.  Additionally,  in their  discretion  a majority  of the Fund's
Independent  Trustees  at any time may remove any broker,  dealer,  bank or other person or entity as a Recipient,  whereupon  such person's or entity's  rights as a  third-party  beneficiary  hereof shall  terminate.  Notwithstanding  any other provision  of this Plan,  this Plan does not obligate or in any way make the Fund liable  to make any  payment  whatsoever  to any  person  or  entity  other  than directly  to the  Distributor.  The  Distributor  has no  obligation  to pay  any
Service  Fees  or   Distribution   Assistance   Fees  to  any  Recipient  if  the
Distributor has not received  payment of Service Fees or Distribution  Assistance
Fees from the Fund.

4.    Selection  and  Nomination of Trustees.  While this Plan is in effect,  the selection  and  nomination  of  persons  to be  Trustees  of the Fund who are not
"interested  persons" of the Fund  ("Disinterested  Trustees") shall be committed to the discretion of the incumbent Disinterested  Trustees.  Nothing herein shall prevent the incumbent  Disinterested  Trustees from  soliciting  the views or the involvement  of  others  in such  selection  or  nomination  as long as the final decision on any such  selection  and  nomination is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While this Plan is in  effect,  the  Treasurer  of the Fund shall provide  written  reports  to the  Fund's  Board for its  review,  detailing  the amount  of all  payments  made  under  this  Plan and the  purpose  for which the payments  were made.  The reports  shall be provided  quarterly,  and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.    Related  Agreements.  Any  agreement  related  to  this  Plan  shall  be in writing and shall  provide  that:  (i) such  agreement  may be  terminated at any time,  without  payment  of  any  penalty,  by  a  vote  of  a  majority  of  the
Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the  1940  Act) of the  Fund's  outstanding  voting  Class N  shares;  (ii)  such termination  shall be on not more than sixty  days'  written  notice to any other party to the agreement;  (iii) such agreement  shall  automatically  terminate in the event of its  "assignment"  (as defined in the 1940 Act); (iv) such agreement shall go into  effect when  approved  by a vote of the Board and its  Independent
Trustees  cast in person at a meeting  called  for the  purpose of voting on such agreement;  and (v) such agreement shall,  unless  terminated as herein provided, continue  in  effect  from  year to year  only  so  long as such  continuance  is specifically  approved  at  least  annually  by a  vote  of  the  Board  and  its
Independent  Trustees  cast in person  at a meeting  called  for the  purpose  of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination  and  Amendment.  This  Plan has
been  approved  by a vote of the Board and of its  Independent  Trustees  cast in person at a meeting  called on  February  14,  2008 for the  purpose of voting on this Plan and shall  take  effect as of the date  first set forth  above.  Unless terminated as  hereinafter  provided,  it shall  continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year or as the  Board  may  otherwise  determine  but  only so long as such  continuance  is specifically  approved  at  least  annually  by a  vote  of  the  Board  and  its
Independent  Trustees  cast in person  at a meeting  called  for the  purpose  of voting on such continuance.

      This  Plan  may  not be  amended  to  increase  materially  the  amount  of
payments  to  be  made  under  this  Plan,   without  approval  of  the  Class  N
Shareholders  at a meeting  called for that purpose and all  material  amendments must be approved by a vote of the Board and of the Independent Trustees.

      This  Plan may be  terminated  at any time by a vote of a  majority  of the
Independent  Trustees or by the vote of the holders of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class N voting shares.  In the event of such  termination,  the Board and its  Independent  Trustees  shall  determine whether the  Distributor  shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales  Charge in respect of
Shares sold prior to the effective date of such termination.

8.    Disclaimer  of  Shareholder   and  Trustee   Liability.   The   Distributor
understands  that the  obligations  of the Fund under  this Plan are not  binding upon any Trustee or  shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The  Distributor  represents that it has notice of the provisions of the  Declaration of Trust of the Fund  disclaiming  shareholder and
Trustee liability for acts or obligations of the Fund.

                                    Oppenheimer Transition 2025 Funds

                                    By:   /s/ Robert G. Zack
                                          Robert G. Zack
                                          Secretary

                                    OppenheimerFunds Distributor, Inc

                                    By:   /s/ Richard W. Knott
                                          Richard W. Knott
                                          President and Director